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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 2002 (except with respect to the matter discussed in Note 8, as to which the date is February 14, 2002) included in Lear Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen
Detroit, Michigan,
  May 3, 2002